SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2011

FORCE FUELS, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Address of Principal Executive Offices)

(949) 783-6723
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement

On 24 August 2011 the Company entered into an Engagement Agreement (the “Agreement”) with Charles Mathews (“Mathews”). Under the Agreement Mathews will serve as the Company’s Chief Financial Officer effective 05 September 2011. The Agreement provides for both cash compensation and stock compensation.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02          Termination of a Material Definitive Agreement.

Effective 24 August 2011 the Company and Hunter Wise Financial Group, LLC and Hunter Wise Securities, LLC (collectively, “Hunter Wise”) mutually agreed to terminate the Engagement Agreement (the “Engagement Agreement”) previously entered into. The Engagement Agreement was disclosed in an earlier Form 8-K report filed on 04 August 2011. The discussion of the Engagement Agreement in that earlier report is incorporated herein by reference. The Company and Hunter Wise mutually agreed to terminate the Agreement, and there were no early termination penalties incurred by the Company as a result of the termination. The shares of Company common stock which were to have been issued to Hunter Wise will not be issued and will instead be returned to treasury.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02          Unregistered Sales of Equity Securities

See the description of the Agreement set out in Item 1.01 above, which description is incorporated in this Item 3.02 by reference. Under the Agreement the Company will immediately issue to Mathews one hundred thousand (100,000) shares of the Company’s Common Stock. All shares issued to Mathews will be restricted securities and as an exempt issuance under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See the description of the Agreement set out in Item 1.01 and Item 3.02, above, which descriptions are incorporated in this Item 5.02 by reference. Mr. Charles B. Mathews, age 47, has been appointed to serve as Chief Financial Officer of the Company, effective 05 September 2011.

Mr. Mathews brings more than 18 years of accounting and management experience to the Company. He serves as the managing principal of Mathews & Mann, LLC, an accounting and business consulting firm in Phoenix, Arizona. Mr. Mathews also serves as CFO at BCM Energy Partners, Inc., a public company that is an oil and gas company. In addition, Mr. Mathews serves as CFO for SunRidge International, a public company that is an innovative manufacturer of medical products specifically for the treatment of glaucoma. From December 2007 to March 2009, Mr. Mathews was CFO of Education 2020, a virtual education company focused on students in grades 6-12. From March 2004 to November 2007, Mr. Mathews was Executive Vice President and Chief Financial Officer of Quepasa Corporation, a publicly traded leading
Hispanic internet portal. Mr. Mathews has extensive experience in helping companies with turn-around situations and corporate restructuring. Mr. Mathews, a Certified Public Accountant, has a B.A. in Business Administration from Alaska Pacific University and an M.B.A. from Arizona State University.

There are no arrangements or understandings between Mr. Mathews and any other person pursuant to which Mr. Mathews was selected to serve as Chief Financial Officer of the Company. There are no family relationships between Mr. Mathews and any director or executive officer of the Company. There has been no transaction, nor are there any proposed transactions, between the Company and Mr. Mathews that would require disclosure pursuant to Item 404(a) of Regulation S-K. A copy of the Press Release issued by the Company on 23 August 2011 announcing the engagement of Mr. Mathews is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Engagement Agreement

99.1	Press Release dated 23 August 2011 issued by the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE FUELS, INC.

/S/
THOMAS C. HEMINGWAY, President,
Chief Executive Officer

Date: 30 August 2011